SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549


                       FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  November 10,
1994


                STRUCTURAL DYNAMICS RESEARCH CORPORATION
          (Exact name of registrant as specified in its Charter)



   Ohio                 HO-2879       31-0733928
(State or other         (Commission     (I.R.S
jursdiction of          File Number)    Identification
incorporation or
organization)


                 2000 Eastman Drive, Milford, Ohio 45150
            (Address of principal executive offices and zip code)



Registrant's telephone number, including area code:  (513) 576-2400

Items 1, 2, 3, 5, 6, 7 and 8 are not applicable and are omitted from this report.

Item 4.  Changes in Registrant's Certifying Accountant

     On November 10, 1994, the Registrant engaged the firm of Price Waterhouse LLP ("Price Waterhouse") to serve as the Registrant's principal independent accountant. During the Registrant's two most recent fiscal years, the Registrant has not consulted Price Waterhouse regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


STRUCTURAL DYNAMICS RESEARCH CORPORATION
(Registrant)


By: /s/ John A. Mongelluzzo

   John A. Mongelluzzo,
   Vice President, Secretary and General Counsel

Dated:   November 15, 1994